UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __)

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Rocky Mountain Chocolate Factory, Inc.

(Name of Registrant as Specified In Its Charter)

AB VALUE PARTNERS, LP

AB VALUE MANAGEMENT LLC

BRADLEY RADOFF

ANDREW T. BERGER
RHONDA J. PARISH
MARK RIEGEL
SANDRA ELIZABETH TAYLOR

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AB Value Partners, LP, AB Value Management LLC (together with AB Value Partners, LP, “AB Value”), Bradley Radoff, Andrew T. Berger, Rhonda J. Parish, Mark Riegel and Sandra Elizabeth Taylor filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission on September 13, 2021, to be used to solicit votes for the election of their slate of highly-qualified director nominees at the 2021 annual meeting of shareholders (including any other meeting of shareholders held in lieu thereof, and adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”) of Rocky Mountain Chocolate Factory, Inc., a Delaware corporation, and for the approval of a business proposal to be presented at the Annual Meeting.

On September 21, 2021, AB Value issued a supplemental investor presentation, a copy of which is filed herewith as Exhibit 1.

Exhibit 1

THE CONCERNED SHAREHOLDERS OF

ROCKY MOUNTAIN CHOCOLATE FACTORY®

AB Value Partners, LP &
AB Value Management LLC
Bradley Radoff

Proxy Contest to Change Leadership at
Rocky Mountain Chocolate Factory, Inc.

**Rebuttal Slides for RMCF
Investor Presentation**

The views expressed in this presentation (this “Presentation”) represent the opinions of AB Value Partners, LP and/or certain of its affiliates (collectively, “AB Value”) and the other participants in this solicitation (collectively, the “Concerned Shareholders of Rocky Mountain”) that hold shares in Rocky Mountain Chocolate Factory, Inc . (“RMCF” or the “Company”) . The Presentation is for informational purposes only, and it does not have regard to the specific investmen t objective, financial situation, suitability or particular need of any specific person who may receive the Presentation and should not be taken as advice on the merits of any investment decision . The views expressed in this Presentation represent the opinions of Concerned Shareholders of Rocky Mountain and are based on publicly available information and the Concerned Shareholders of Rocky Mountain’s analyses . Certain financial information and data used in this Presentation have been derived or obtained from filings made with the Securities and Exchange Commission (the “SEC”) by the Company or other companies that the Concerned Shareholders of Rocky Mountain considers comparable, as well as from third party sources . The Concerned Shareholders of Rocky Mountain have not sought or obtained consent from any third party to use any statements or information indicated in this Presentation as having been obtained or derived from a third party . Any such statements or information should not be viewed as indicating the support of such third party for the views expressed in this Presentation . Information contained in this Presentation has not been independently verified by the Concerned Shareholders of Rocky Mountain . The Concerned Shareholders of Rocky Mountain shall not be responsible or have any liability for any misinformation contained in any third - party SEC filing or third - party report relied upon in good faith by the Concerned Shareholders of Rocky Mountain that is incorporated into this Presentation . The Concerned Shareholders of Rocky Mountain disclaim any obligation to correct or update this Presentation or to otherwise provide any additional materials . The Concerned Shareholders of Rocky Mountain recognize that the Company may possess confidential information that could lead it to disagreewith the Concerned Shareholders of Rocky Mountain’s views and/or conclusions . The Concerned Shareholders of Rocky Mountain currently beneficially own, and/or have an economic interest in, shares of the Company . The Concerned Shareholders of Rocky Mountain are in the business of investing in securities . The Concerned Shareholders of Rocky Mountain may buy or sell or otherwise change the form or substance of any of their investments in any manner permitted by law and expressly disclaims any obligation to notify any recipient of this Presentation of any such changes . There may be developments in the future that cause the Concerned Shareholders of Rocky Mountain to engage in transactions that change their beneficial ownership and/or economic interest in the Company . The securities or investment ideas listed are not presented in order to suggest or show profitability of any or all transactions . Under no circumstances is this Presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security . This document is the property of the Concerned Shareholders of Rocky Mountain and may not be published or distributed without the express written consent of the Concerned Shareholders of Rocky Mountain . All registered or unregistered service marks, trademarks and trade names referred to in this Presentation are the property of their respective owners, and the Concerned Shareholders of Rocky Mountain’s use herein does not imply an affiliation with, or endorsement by, the owners of these servicemarks, trademarks and trade names . The information herein contains “forward - looking statements . ” Specific forward - looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology . Similarly, statements that describe our objectives, plans or goals are forward - looking . Forward - looking statements are subject to various risks and uncertainties and assumptions . There can be no assurance that any idea or assumption herein is, or will be proven, correct . If one or more of the risks or uncertainties materialize, or if the Concerned Shareholders of Rocky Mountain’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements . Accordingly, forward - looking statements should not be regarded as a representation by the Concerned Shareholders of Rocky Mountain that the future plans, estimates or expectations contemplated will ever be achieved . Important Additional Other Information AB VALUE PARTNERS, LP, AB VALUE MANAGEMENT LLC, BRADLEY RADOFF, ANDREW T . BERGER, RHONDA J . PARISH, MARK RIEGEL, AND SANDRA ELIZABETH TAYLOR FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING BLUE PROXY CARD WITH THE SEC TO BE USED TO SO LICIT VOTES AT THE 2021 ANNUAL MEETING OF SHAREHO LDERS (INCLUDING ANY OTHER MEETING OF SHAREHOLDERS HELD IN LIEU THEREOF, AND ADJOURNMENTS, POSTPONEMENTS, RESCHEDULINGS OR CONTINUATIONS THEREOF, THE “ANNUAL MEETING”) OF THE COMPANY . THE CONCERNED SHAREHOLDERS OF ROCKY MOUNTAIN STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION . SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP : //WWW . SEC . GOV . IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST . REQUESTS FOR COPIES SHOULD BE DIRECTED TO INVESTORCOM LLC . The Participants in the proxy solicitation are : AB Value Partners, LP, AB Value Management LLC, Andrew T . Berger, Bradley Radoff, Rhonda J . Parish, Mark Riegel and Sandra Elizabeth Taylor . As of the date hereof, AB Value Partners, LP directly owns 224 , 855 shares of common stock, $ 0 . 001 par value per share of the Company (“Common Stock”) . As of the date hereof, AB Value Management LLC beneficially owns 460 , 189 shares of Common Stock, 235 , 334 of which are held in a managed account . As of the date hereof, Mr . Radoff directly owns 433 , 624 shares of Common Stock . As of the date hereof, none of Mr . Berger, Ms . Parish, Mr . Riegel, or Ms . Taylor directly own any shares of Common Stock . D I S C L A I M E R

S h a r e ho l d e r C a l l t o A c t i on Executive Summary Need for Immediate Change Shareholders’ Plan Nominees Best Suited to Effect Change Appendix 3 It is Clear the Board Does Not Have a Strong Strategy in Place to Make Positive Change at RMCF • There is no one on the Board with the necessary turnaround experience • RMCF fails to provide convincing details regarding a concrete strategy to make the change that is needed

Executive Summary | Need for Immediate Change | Shareholders' Plan | Nominees Best Suited to Effect Change | Shareholder Call to Action | Appendix

RMCF's Progress to Refresh the Brand is Misleading

Brand Refresh to Drive Sales Growth

- RMCF has completed the first phase of a brand refresh
- Redesigning packaging and display to support RMCF's pivot to gifting
- Emphasis on rationalizing SKU count to focus the Company's product offering to the most in-demand, high-margin products
- Future phase expected to include redesigning retail stores
- Inviting, modern and upscale design will support improving store-level economics
- Board-level expertise in retail, product innovation, consumer insights and confectionery industry are key resources

Future Rocky Mountain Café Concept


ROCKY MOUNTAIN
CHOCOLATE FACTORY

Rocky Mountain Canada Store


ROCKY MTN CHOCOLATE

- *What are the details regarding phase one of the brand refresh?*
- *What was the packaging redesign for RMCF's pivot to gifting?*
- *What is the roll out plan for the new café concept?*
- *When and where will the new retail store design be tested?*
- *What are the schematics for the new store design?*

- *RMCF depicts one of Immaculate Confections's (Canadian Franchisee) retail stores as part of their brand refreshment.*
- *Immaculate Confections stores and branding efforts are separate from RMCF.*
- *RMCF is currently in litigation with Immaculate Confections over their franchise agreement.*
- RMCF has stated that, "While the mediation is ongoing, the Company believes a likely result of the mediation is that the Company no longer has Rocky Mountain Chocolate Factory branded locations operating in Canada".[1]

1. RMCF Filings

4

Executive Summary | Need for Immediate Change | Shareholders' Plan | Nominees Best Suited to Effect Change | Shareholder Call to Action | Appendix

RMCF's Plan is **Severely** Lacking in Details and Substance

RMCF's Omnichannel Transformation

RMCF's Board will support Senior Leadership in accelerating a strategic transformation to broaden the Company's addressable market and deliver omnichannel experiences for its customers.

➢ Reinventing RMCF's Digital Presence

- Leverage learnings from strategic relationships to continue building a stronger e-commerce platform for RMCF
- Build-out of e-commerce capabilities will drive increasing revenue and profitability across RMCF's businesses
- Harness data analytics and technology to increase engagement with loyal customer base
- Expertise of new CEO and directors in digital marketing, product innovation and e-commerce will play key role in unlocking future value

➢ Pivoting to Gifting Strategy

- Strengthen customer loyalty and affinity for RMCF's brand while increasing frequency of repeat customer visits
- Expect that effective gifting business will create ripple effect and drive increasing average customer purchase and revenue growth at retail stores
- Opportunity to target new customer segments
- Digital customer acquisition to drive gifting business, direct-to-consumer channel and in-store sales

➢ Market Expansion with Current and New Distribution Channels

- Focus on increasing store count and expanding into new markets with current high-margin retail channels
- Opening new retail store locations will significantly increase revenue and EBITDA
- Developing new distribution channels to drive volume growth and reach new customers
  - Exploring direct-to-consumer strategy
  - Expanding with third-party retailers and e-commerce customers by increasing utilization at Durango manufacturing facility

- *What learnings is RMCF referring to regarding their strategic relationship with Edible Arrangements?*
- *How does RMCF plan on harnessing data analytics and building out e-commerce capabilities given their current arrangement with Edible?*
- *How does RMCF plan on attracting e-commerce customers?*
- *What is RMCF's new gifting strategy?*
- *What is RMCF's plan to open new store locations?*
- *How does RMCF plan on recruiting new franchisee?*

5

S h a r e ho l d e r C a l l t o A c t i on Appendix Executive Summary Need for Immediate Change Shareholders’ Plan Nominees Best Suited to Effect Change Expanding the Franchisee Network Would be a Boon for the Company – But How? 0 50 100 150 200 250 F Y 1 5 F Y 1 6 F Y 1 7 F Y 1 8 F Y 1 9 F Y 2 0 F Y 2 1 F r a nch i s e S t o r e s • F r an c h i s e s t o r e s ha v e d e c a y e d f o r bo t h RM C F a s w e l l a s U - Swirl Brands • RMCF franchise stores totaled 201 in FY 2015 and totaled only 158 stores in FY2021, an absolute d e cli n e o f 21% • U - Swirl stores amounted to 232 in FY 2015 and totaled just 71 in FY 2021, for an absolute decline of 69% for the period • While adding new franchisees will be beneficial to sha r e ho l d e r s , t h e i n c u m b e n t B oa r d ha s y e t t o d e s c r i b e a detailed plan on how to achieve this or any goal • This lack of a plan has become emblematic of a Board that consistently underperforms and has presided over shareholder value destruction over the past decade • The Concerned Shareholders of Rocky Mountain's plan revolves around 1. Improving the customer experience through partnership learnings (Immaculate Confections, etc.), store pick - up options, and growing digital awareness 2. B u il d i n g ou t c o s t s t o im p r o v e s t o r e e c ono mic s an d margins 3. Refreshing the brand by exploring and fixing over - head, and improving product innovation by exploring low - sugar, organic, and vegan options 6

Executive Summary | Need for Immediate Change | Shareholders' Plan | Nominees Best Suited to Effect Change | Shareholder Call to Action | Appendix

RMCF's Plan is <u>Severely</u> Lacking in Details and Substance (contd.)

Scaling Manufacturing Production

ROCKY MOUNTAIN CHOCOLATE FACTORY

OVERVIEW

- 53k sq. ft. facility in Durango, CO is the largest U.S. facility focused on hand-made chocolates
- Currently produces 2.2 million pounds of chocolate per year with capacity to double manufacturing volume
- Greater than 70% of production volume is sold to franchisees, giving RMCF high revenue visibility
- 25-30% of confectionary production sold to a variety of third-party retail and e-commerce companies
- Standalone, owned and profitable logistics and distribution operation

DIFFERENTIATORS

- **Largest hand-made retailer and manufacturer** of chocolate products, which cannot be replicated by machines
- Use of **highest quality ingredients**
- Most chocolate has a hand-made center with an enrobed chocolate coating, resulting in a **premium product** that looks and tastes exceptional

OPPORTUNITY

- Durango facility is highly profitable at high utilization levels
- Increasing production from 2.2 million pounds to 5 million pounds annually will drive greater profitability and stronger margins
- Increase demand from franchisees to support higher utilization and production
- Attract additional third-party retail, club and e-commerce customers and increase volume with current high-volume customers
- Rationalize product offerings to highest volume, highest margin products to improve efficiencies and increase working capital
- Focus on high-volume customers with limited SKUs
- Build on existing partnerships with Costco, Williams Sonoma, ProFlowers and Shari's Berries

14

- *RMCF's factory is currently only operating at 36% capacity.*
- *Factory gross profit declined 44% from FY15 to FY20.*
- *How does RMCF plan on doubling its factory's manufacturing volume?*
- *For the last six years, RMCF's strategy has been marked by steadily declining production.*
- *How will RMCF increase demand by franchisees?*
- *How does RMCF plan on attracting e-commerce customers?*

7

Executive Summary | Need for Immediate Change | Shareholders' Plan | Nominees Best Suited to Effect Change | Shareholder Call to Action | Appendix

RMCF Continues to Ignore its Long History of Share Price Underperformance

Stock Price Increase Since Jan. 1, 2021

ROCKY MOUNTAIN CHOCOLATE FACTORY


RMCF Stock Performance Year-to-Date
$9.00
$8.50
$8.00
$7.50
$7.00
$6.50
$6.00
$5.50
$5.00
$4.50
$4.00
01/21
05/21
09/21
Share Price (USD)(1)

RMCF's Stock Price Continues to Rise Throughout 2021

- RMCF's stock price has increased more than $4.00 per share this year, nearly doubling in value since 1/1/21
- Stock price has more than recovered from pandemic lows, closing on 9/16/21 above the $7.66 closing stock price on 2/28/20
- The market has reacted unfavorably to AB Value's campaign
  - August 2: AB Value launches public proxy contest. RMCF stock falls >5% in next day of trading
  - August 17: Announcement of investor group with AB Value and Brad Radoff. RMCF stock falls >9% by market close on 8/19

(1) Per FactSet Data

17

Disappointing Financial Announcement

4QFY21 (ended 28 Feb 2021) – YoY comparison is with a Pre-Covid Period

- 1.2% yoy increase in total revenue driven by increased shipment to specialty markets - Edible
- **23.8% yoy decline** in sales of product to network of franchised and licensed retail stores
- **16.5% yoy decline** in Royalty and marketing fees
- **390bps decline** in factory gross margins

- *RMCF continues to ignore its long history of TSR underperformance*
- *YTD 2021, RMCF announced disappointing results when compared to pre-Covid financial performance*
- *During 2021, RMCF has failed to present a credible growth plan*
- *There is increased uncertainty about future revenue due to ongoing disagreements between RMCF and Edible Arrangements. According to RMCF, "there can be no assurance historical revenue levels will be indicative of future revenues."*
- *The only reason, in our opinion, RMCF's share price improved in 2021 is because of the expectation of new leadership led by AB Value nominees*

- *August 2 - We believe RMCF's share price reacted negatively to Rahul Mewawalla's appointment as the Chairman of the Board considering he had no prior industry or public board experience*

- *August 17 – RMCF created uncertainty about the CEO search process by 'correcting' a previously issued press release. One day after announcing that a CEO search firm (Spencer Stuart) has been retained, RMCF clarified that Spencer Stuart had NOT been retained yet and that such retention was subject to review and approval by the full Board*

8

S h a r e ho l d e r C a l l t o A c t i on Appendix Executive Summary Need for Immediate Change Shareholders’ Plan Nominees Best Suited to Effect Change Claims of Enhanced Governance Ignore Personal Gains and Deliberate Acts of Entrenchment • Board refreshment has occurred primarily due to shareholder settlement and strategic partner agreements • The Special Committee consolidated power for the Chairman as it usurped the authority of the Nominating Committee to search and vet Board nominees • If the incumbent Board was truly committed to Corporate Governance, why has it failed to adopt the Concerned Shareholders of Rocky Mountain's proposal to remove an egregious poison pill with a 10 - year term that has yet to be approved by shareholders? • Upon the resignation of Mary Thompson, why did the incumbent Board elect to reduce the number of directors instead of working with the Concerned Shareholders of Rocky Mountain to nominate a mutually agreed upon candidate? 9

Executive Summary | Need for Immediate Change | Shareholders' Plan | Nominees Best Suited to Effect Change | **Shareholder Call to Action** | Appendix

The Incumbent Board Continues to Misdiagnose the Ecommerce Problem


RMCF Is Successfully Evolving Its Strategy
Handmade, Premium Products
Rocky Mountain Chocolate Factory
Truly Unique Customer Experience
Refreshing Brand and Retail Store Redesign
Reimagining Packaging to Capture Gifting Opportunity
Enhancing E-Commerce and Direct-to-Consumer Offering
Expanding into New Markets and Distribution Channels
Executing Strategic Acquisition Opportunities
Increasing Manufacturing Production Volumes
Strategic Transformation Underway to Drive Stockholder Value
10

➢ **Reinventing RMCF's Digital Presence**

- Leverage learnings from strategic relationships to continue building a stronger e-commerce platform for RMCF
- Build-out of e-commerce capabilities will drive increasing revenue and profitability across RMCF's businesses
- Harness data analytics and technology to increase engagement with loyal customer base
- Expertise of new CEO and directors in digital marketing, product innovation and e-commerce will play key role in unlocking future value

'Enhancing E-Commerce and Direct-to-Consumer Offering' is currently hampered by the Edible Arrangements partnership where management*:*

- ***Misunderstood*** *the terms of the partnership and misinformed shareholders when reporting that RMCF would be the exclusive 'provider of certain chocolate products' – Edible continues to offer other chocolate brands such as Godiva, and management now admits that it was 'intended' to become the exclusive provider*
- ***Gave away*** *the exclusive e-commerce licensing rights to Edible Arrangements without any performance conditions or criteria to ensure that contract execution would optimize value for shareholders*
- ***Diluted shareholders*** *by offering a warrant and other stock awards that the incumbent Board actively sought to grandfather in to an existing poison pill to ensure that it would not be triggered*

edible arrangements

10